Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com

ViaSat Announces CFO Leadership Transition

Carlsbad, Calif. –August 23, 2012 – ViaSat Inc. (NASDAQ: VSAT) announced that Ronald Wangerin, Vice President and Chief Financial Officer of ViaSat, Inc., has advised the company of his decision to resign to pursue other opportunities outside of ViaSat. Shawn Duffy, ViaSat’s current Vice President, Corporate Controller and Chief Accounting Officer, will lead the day-to-day management of the finance team and assume the role of interim Chief Financial Officer. The company has initiated a search to identify a permanent Chief Financial Officer and expects to conclude the search process expeditiously. Mr. Wangerin plans to continue as an employee of the company through December 17, 2012 to facilitate an orderly transition of his responsibilities.

Ms. Duffy, 42, joined ViaSat in 2005 as Corporate Controller and, in 2009, was appointed the company’s Vice President and Corporate Controller. She assumed her current position as Vice President, Corporate Controller and Chief Accounting Officer in April 2012. Prior to joining ViaSat, Ms. Duffy was a senior manager at Ernst & Young, LLP, serving the technology and consumer product markets. Ms. Duffy is a certified public accountant and holds a B.S. degree in Business Administration (Accounting) from San Diego State University.

“Ron has played a significant role at ViaSat, and we are grateful for his contributions as CFO and in positioning the company to take advantage of new opportunities,” said Mark Dankberg, ViaSat’s Chief Executive Officer.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries

ViaSat News

generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprise, and the military. The company offers fixed and mobile satellite network services including Exede by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; service to more than 1,750 mobile platforms, including Yonder® Ku-band mobile Internet; satellite broadband networking systems; and network-centric military communication systems and cyber security products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat has established a number of worldwide locations for customer service, network operations, and technology development.